Exhibit 99.1

CONTACT:
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FIRST QUARTER FISCAL YEAR

2009 FINANCIAL RESULTS

CHELMSFORD, Mass., November 20, 2008 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the first quarter ended October 25, 2008. Revenue for the first quarter of fiscal 2009 was $15.4 million, compared with $38.0 million for the first quarter of fiscal 2008.

Net loss for the first quarter of fiscal 2009, on a generally accepted accounting principles (“GAAP”) basis, was $5.8 million, or $0.02 per share, compared with net income of $7.0 million, or $0.02 per share for the first quarter of fiscal 2008. Non-GAAP net loss for the first quarter of fiscal 2009 was $3.5 million, or $0.01 per fully diluted share, compared with non-GAAP net income of $10.4 million, or $0.04 per fully diluted share for the first quarter of fiscal 2008. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Against a backdrop of challenging market conditions, our results for the first quarter represent continued financial discipline, expansion of customer relationships and progress on new development initiatives,” said Daniel E. Smith, president and chief executive officer. “As we navigate our business through the current market environment, we remain focused on fostering opportunities at existing customers, expanding our customer base and advancing our technology differentiation.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving equity grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Oct 25, 2008	July 31, 2008
Assets

Current assets:
Cash and cash equivalents	$272,665	$499,922
Short-term investments	549,871	321,173
Accounts receivable, net	12,105	8,779
Inventories	23,354	23,750
Prepaids and other current assets	1,988	2,847

Total current assets	859,983	856,471

Property and equipment, net	20,167	20,437
Long-term investments	114,765	120,739
Purchased intangibles, net	3,686	4,000
Goodwill	20,334	20,334
Other assets	447	482

Total Assets	$1,019,382	$1,022,463

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$13,795	$14,300
Other current liabilities	15,728	14,043

Total current liabilities	29,523	28,343

Long term deferred revenue	5,446	4,841
Long term liability	2,050	1,904

Total liabilities	37,019	35,088

Common stock	284	284
Additional paid-in capital	2,036,037	2,034,818
Accumulated deficit	(1,053,562)	(1,047,783)
Other equity	(396)	56

Total stockholders’ equity	982,363	987,375

Total Liabilities and Stockholders’ Equity	$1,019,382	$1,022,463

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	Oct 25, 2008	Oct 27, 2007
Revenue	$15,431	$37,986
Cost of revenue	9,358	19,080

Gross profit	6,073	18,906

Operating expenses:
Research and development	11,455	10,764
Sales and marketing	4,074	5,243
General and administrative	1,735	4,993
Restructuring & related impairment	628	1,975

Total operating expenses	17,892	22,975

Loss from operations	(11,819)	(4,069)

Interest and other income, net	5,994	11,411

Income (loss) before income taxes	(5,825)	7,342
Income tax expense (benefit)	(46)	331

Net income (loss)	$(5,779)	$7,011

Net income (loss) per share:
Basic	$(0.02)	$0.02
Diluted	$(0.02)	$0.02

Weighted average shares outstanding:
Basic	283,444	280,643
Diluted	283,444	283,604

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	Oct 25, 2008	Oct 27, 2007
Revenue	$15,431	$37,986
Cost of revenue	9,019	18,975

Gross profit	6,412	19,011

Operating expenses:
Research and development	10,950	10,474
Sales and marketing	3,718	5,027
General and administrative	1,245	4,050

Total operating expenses	15,913	19,551

Loss from operations	(9,501)	(540)

Interest and other income, net	5,994	11,411

Income (loss) before income taxes	(3,507)	10,871
Income tax expense (benefit)	(46)	457

Net income (loss)	$(3,461)	$10,414

Net income (loss) per share:
Basic	$(0.01)	$0.04
Diluted	$(0.01)	$0.04

Weighted average shares outstanding:
Basic	283,444	280,643
Diluted	283,444	283,604

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended
	Oct 25, 2008	Oct 27, 2007
GAAP net income (loss)	$(5,779)	$7,011

Stock-based compensation expense:
Cost of revenue	171	105
Research and development	505	290
Sales and marketing	356	216
General and administrative	176	200

Total stock based compensation expense	1,208	811
Amortization of purchased intangible assets	314	743
Restructuring and other asset impairments:
Operating expense	628	1,975
Cost of revenue	168	—
Tax effect	—	(126)

Non-GAAP net income (loss)	$(3,461)	$10,414